UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): December 15, 2016

AGREE REALTY CORPORATION

(Exact name of registrant as specified in its charter)

Maryland

(State of other jurisdiction of incorporation)

1-12928 (Commission file number)	38-3148187 (I.R.S. Employer Identification No.)
70 E. Long Lake Road Bloomfield Hills, MI (Address of principal executive offices)	48304 (Zip code)

(Registrant’s telephone number, including area code) (248) 737-4190

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

Amended and Restated Revolving Credit and Term Loan Agreement

On December 15, 2016, Agree Realty Corporation (the “Company”), as parent guarantor, Agree Limited Partnership, as borrower (the “Borrower”), and certain indirect subsidiaries of the Borrower entered into an Amended and Restated Revolving Credit and Term Loan Agreement (the “Agreement”) with PNC Bank, National Association, as administrative agent, and certain other lenders named therein (collectively, the “Lenders”). The Agreement provides for a $250 million unsecured revolving credit facility (the “Revolver”), a $65 million unsecured term loan facility (the “$65 Million Term Loan”) and a $35 million unsecured term loan facility (the “$35 Million Term Loan”). PNC Capital Markets LLC, Citigroup Global Markets Inc. and Wells Fargo Securities, LLC are Joint Lead Arrangers and Joint Book Managers and Citigroup Global Markets Inc. and Wells Fargo Securities, LLC served as Co-Syndication Agents for the Revolver. The Agreement amends and restates in its entirety that certain Credit Agreement dated as of July 21, 2014 among the Company, the Borrower, PNC Bank National Association and certain of the Lenders (the “Prior Agreement”). Pursuant to the Agreement, the Company and certain indirect subsidiaries of the Company guarantee to the Lenders all of the obligations of the Borrower and each other guarantor under the Agreement, any notes and the other loan documents, including any obligations under hedging arrangements. From time to time, the Borrower may be required to cause additional subsidiaries to become guarantors under the Agreement.

The Agreement provides $350 million unsecured borrowing capacity, composed of the Revolver, which matures on January 15, 2021, as well as the $65 Million Term Loan and the $35 Million Term Loan, both of which mature on January 15, 2024. Subject to certain terms and conditions set forth in the Agreement, the Borrower (i) may request additional lender commitments under any or all facilities of up to an additional aggregate of $150 million and (ii) may elect, for an additional fee, to extend the maturity date of the Revolver by six months up to two times, for a maximum maturity date of January 15, 2022.

All borrowings under the $250 million unsecured Revolver (except swing line loans) will bear interest at a rate per annum equal to, at the option of the Company, (i) LIBOR plus a margin that is based upon the Company's leverage ratio or (ii) the Base Rate (which is defined as the greater of the rate of interest as publicly announced from time to time by PNC Bank, National Association as its prime rate, the Federal Funds Open Rate plus 0.50%, or the Daily Eurodollar Rate plus 1.0%) plus a margin that is based on the Company's leverage ratio. The Agreement also permits the issuance of letters of credit and provides for swing line loans. Letters of credit will bear interest at a rate equal to that borne by balances on the Revolver. Swing line loans will bear interest at a rate equal to the Base Rate plus a margin that is based on the Company's leverage ratio. The margins for the Revolver (other than swing line loans) range in amount from 1.30% to 1.95% for LIBOR-based loans and 0.30% to 0.95% for Base Rate-based loans and swing line loans, depending on the Company's leverage ratio.

In addition to the $250 million Revolver, the Agreement also provides for the $65 Million Term Loan and the $35 Million Term Loan (together, the “Term Loans”). Borrowings under the Term Loans will bear interest at a rate per annum equal to, at the option of the Company, (i) LIBOR plus a margin that is based upon the Company's leverage ratio or (ii) the Base Rate plus a margin that is based on the Company's leverage ratio. The margins for term loans range in amount from 1.65% to 2.35% for LIBOR-based loans and 0.65% to 1.35% for Base Rate-based loans, depending on the Company's leverage ratio. The Company will utilize existing interest rate swaps to fix LIBOR at 2.09% until July 21, 2021 for the $65 Million Term Loan and at 2.20% until September 29, 2020 for the $35 Million Term Loan.

If the Company or the Borrower attains an investment-grade rating from either Moody’s Investors Service or Standard & Poor’s, the Company may elect to convert the pricing structure under the Agreement to be based on such rating. In that event, the margins for Revolver (other than swing line loans) will range in amount from 0.85% to 1.55% for LIBOR-based loans and 0.00% to 0.55% for Base Rate-based loans and swing line loans, depending on such rating. The margins for the Term Loans will range in amount from 1.50% to 2.45% for LIBOR-based loans and 0.50% to 1.45% for Base Rate-based loans, depending on such rating.

In addition to the interest payable on amounts outstanding under the Agreement, the Company is required to pay an amount equal to 0.15% of the unused portion of the Agreement if the average usage of the Agreement is greater than or equal to 50% and 0.25% if the average usage of the Agreement is less than 50%. In the event the Company converts the pricing structure to be based on an investment-grade rating, an applicable facility fee is payable on the amount of the Commitments, as defined in the Agreement, based on the Company’s credit rating. The applicable facility fee will range in amount from 0.125% to 0.30%, depending on such rating.

The Company’s ability to borrow under the Agreement is subject to its ongoing compliance with a number of customary financial covenants (each as defined in the Agreement), including:

▪	a maximum leverage ratio of 60% (and up to 65% for up to two quarters, subject to certain conditions);
▪	a minimum fixed charge coverage ratio of 1.50:1.00; and
▪	a maximum secured leverage ratio of 40%

The Agreement contains representations, warranties, covenants, terms and conditions customary for transactions of this type, including limitations on liens, incurrence of debt, investments, mergers and asset dispositions, covenants to preserve corporate existence and comply with laws, covenants on the use of proceeds of the credit facility and default provisions, including defaults for non-payment, breach of representations and warranties, insolvency, non-performance of covenants, cross-defaults and guarantor defaults. The occurrence of an event of default under the Agreement could result in all loans and other obligations becoming immediately due and payable and the credit facility being terminated and allow the Lenders to exercise all rights and remedies available to them with respect to the collateral.

As of December 15, 2016, the Company had no borrowings outstanding under the $250 million unsecured Revolver. In connection with entering into the Agreement, the prior notes evidencing the Term Loans were canceled and the Borrower executed new notes evidencing the Term Loans, which was allocated among the lenders in accordance with the terms of the Agreement, in effect extending the maturity of the Term Loans to January 15, 2024.

Several of the Lenders and their affiliates have provided, and they and other Lenders and their affiliates may in the future provide, various investment banking, commercial banking, fiduciary and advisory services for the Company from time to time for which they have received, and may in the future receive, customary fees and expenses.

First Amendment to the 2019 Term Loan Agreement

On December 15, 2016, the Company, the Borrower and certain indirect subsidiaries of the Borrower entered into a First Amendment to Term Loan Agreement (the “2019 Term Loan Amendment”) with Raymond James Bank, N.A. The 2019 Term Loan Amendment amends that certain Loan Agreement dated as of August 19, 2016 among the Company, the Borrower and Raymond James Bank, N.A.

The 2019 Term Loan Amendment amends certain terms to conform to the terms of the Agreement, including certain customary financial covenants (as outlined in the 2019 Term Loan Amendment).

First Amendment to the 2023 Term Loan Agreement

On December 15, 2016, the Company, the Borrower and certain indirect subsidiaries of the Borrower entered into a First Amendment to Term Loan Agreement (the “2023 Term Loan Amendment”) with Capital One, National Association, as administrative agent, and certain other lenders named therein (collectively, the “2023 Term Loan Lenders”). The 2023 Term Loan Amendment amends that certain Loan Agreement dated as of July 1, 2016 among the Company, the Borrower and the 2023 Term Loan Lenders.

The 2023 Term Loan Amendment amends certain terms to conform to the terms of the Agreement, including certain customary financial covenants (as outlined in the 2023 Term Loan Amendment).

The foregoing descriptions of the Agreement, 2019 Term Loan Amendment or 2023 Term Loan Amendment do not purport to be complete. Copies of the Agreement, 2019 Term Loan Amendment or 2023 Term Loan Amendment will be filed with the Securities and Exchange Commission as exhibits to our Annual Report on Form 10-K.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AGREE REALTY CORPORATION

	By:	/s/ Matthew M. Partridge
		Name:	Matthew M. Partridge
		Title:	Executive Vice President, Chief Financial Officer and Secretary

Date: December 15, 2016